UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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RAND CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

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Rand Capital Corporation 2200 Rand Building Buffalo, New York 14203

Dear Fellow Shareholders:

You are cordially invited to attend the special meeting of the shareholders of Rand Capital Corporation (the “Company”) to be held on December 16, 2020, at 10:00 a.m., local time. We are providing shareholders the option of attending the special meeting virtually via the internet at www.virtualshareholdermeeting.com/RAND2020SM or in person at the offices of Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Buffalo, New York 14202. However, due to the public health concerns related to the COVID-19 pandemic and to support the health and wellbeing of our shareholders, service providers, personnel and other stakeholders, the Company strongly encourages all shareholders to utilize the remote access option.

As of November 13, 2020, the requirement under New York corporate law to hold an in-person meeting has been suspended through December 3, 2020 by an act of the New York State Legislature and an executive order by the Governor of the State of New York. If the suspension of the in-person meeting requirement is extended by an executive order of the Governor through the date of the special meeting, the Company intends to hold the special meeting as a virtual meeting only with no in-person location. In such case, the Company will announce the decision to do so at least one week in advance of the special meeting, by press release, in a filing with the U.S. Securities and Exchange Commission, and on the Company’s website at www.randcapital.com, and the Company strongly encourages you to check this website prior to the special meeting.

Only shareholders of record at the close of business on November 9, 2020 are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement thereof. By attending the meeting virtually or in person, you will be able to participate in the special meeting, including by voting at the special meeting and submitting questions to be answered at the special meeting in advance of the special meeting. You will find the details of the business to be conducted at the special meeting in the accompanying Notice of Special Meeting of Shareholders (“Notice”) and proxy statement.

Background

Rand Capital Management LLC (the “Adviser”) has advised the Board of Directors of the Company that Callodine Group, LLC (“Callodine”), an entity controlled by James Morrow, intends to acquire the controlling interest in the Adviser currently held by East Asset Management, LLC (the “Adviser Change in Control”). As a result of the proposed Adviser Change in Control, Callodine will be the majority owner of the Adviser. CB Advisors LLC, an entity owned by Brian Collins (“CB Advisors”), will continue to own a minority interest in the Adviser.

Consummation of the Adviser Change in Control will result in an assignment and subsequent termination of the current investment advisory and management agreement, dated November 8, 2019, between the Company and the Adviser (the “Existing Advisory Agreement”) in accordance with the Investment Company Act of 1940, as amended (the “1940 Act”). Although the ownership of the Adviser will change in connection with the completion of the Adviser Change in Control, it is important to note that management of the Adviser is not changing, nor are the terms of the advisory agreement between the Adviser and the Company.

The continuity and enhancements provided by the Adviser Change in Control are as follows:

●	Key senior management of the Adviser will continue to operate in the same professional capacity as prior to the Adviser Change in Control.

○	Allen F. “Pete” Grum will remain President and Chief Executive Officer of the Adviser.
○	Daniel P. Penberthy will remain the Executive Vice President and Chief Financial Officer of the Adviser.

●	The Adviser’s investment committee (the “Investment Committee”) members will retain their positions, and Mr. Morrow will join the Investment Committee.
●	The Adviser’s current management will continue to determine the investment strategies and policies of the Adviser following completion of the Adviser Change in Control.
●	The Adviser expects that, following the Adviser Change in Control, its investment process will not change.
●	The resources of Callodine will be available to the Adviser following the Adviser Change in Control and are expected to enhance the investment process with additional financial talent and a larger pipeline of investment opportunities.
●	The terms of the New Advisory Agreement (as defined below) are identical to the terms of the Existing Advisory Agreement.

The shareholders of the Company are being asked to approve a new investment advisory and management agreement between the Company and the Adviser (the “New Advisory Agreement”), the terms of which are identical to those contained in the Existing Advisory Agreement as described in the accompanying proxy statement. The 1940 Act requires that the New Advisory Agreement be approved by both a majority of an investment company’s “non-interested” (i.e., independent) directors and “a majority of the outstanding voting securities,” as that term is defined under the 1940 Act. The Company’s Board of Directors (the “Board”), including all of its non-interested directors, has unanimously approved the New Advisory Agreement and believes it to be in the best interests of the Company and its shareholders.

In evaluating the New Advisory Agreement, the Board requested, and received, information and materials regarding the Adviser, Callodine and their affiliates. The Board believes that the Company and its shareholders will benefit from access to Callodine’s greater scale and resources, while maintaining continuity in the Adviser’s investment advisory personnel. In particular, the Board believes that the Company, through the Adviser, will benefit from Callodine’s research capabilities, ability to source transactions, access to capital and distribution network.

The proposed Adviser Change in Control is expected to close during the first quarter of 2021.

Shareholder Proposals

We are holding a special meeting to ask our shareholders to approve the Company’s entry into the New Advisory Agreement. Under the New Advisory Agreement, the Adviser will continue to act as the investment adviser for the Company following consummation of the Adviser Change in Control with no changes to the terms of the agreement. We refer to this proposal as the “New Advisory Agreement Proposal.” We are also asking our shareholders to approve a proposal for the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the New Advisory Agreement Proposal (the “Adjournment Proposal”). These proposals are fully described in the Notice and in the accompanying proxy statement, both of which we encourage you to read in full.

Your vote is very important. The Board unanimously recommends that you vote “FOR” the approval of (i) the New Advisory Agreement Proposal and (ii) the Adjournment Proposal.

Whether or not you expect to attend the special meeting, virtually or in person, please sign the enclosed proxy card and return it promptly in the envelope provided, or vote via internet or telephone. Instructions are provided on the proxy card. Returning the proxy card does not deprive you of your right to attend, virtually or in person, the special meeting or to vote your shares.

Abstentions and broker non-votes – which occur when you do not provide voting instructions to your bank, broker or other nominee when your shares are held in “street name” – will have the same effect as a vote “AGAINST” the New Advisory Agreement Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and broker non-votes, if any, will have no effect on the vote for the Adjournment Proposal.

If you have any questions concerning how to vote at the special meeting or would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our proxy tabulator:

Broadridge Investor Communications Solutions, Inc.

By Internet: www.proxyvote.com

By Telephone: 1-800-579-1639

By E-Mail: sendmaterial@proxyvote.com

If you have questions about the meeting, the information in the proxy statement or attending the meeting, please contact investor relations at:

Deborah Pawlowski, Kei Advisors LLC

Investor Relations for Rand Capital Corporation

Phone: 1-716-843-3908

https://www.randcapital.com/contact-us

Again, your vote is very important and we ask that you submit your vote in a timely fashion. Thank you for your anticipated support.

Sincerely,

Erland E. Kailbourne Chairman of the Board	Allen F. Grum President and Chief Executive Officer

Buffalo, New York

November 13, 2020

Rand Capital Corporation

2200 Rand Building

Buffalo, New York 14203

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be held on

December 16, 2020, 10:00 a.m., local time

Rand Capital Corporation (the “Company”) will hold a special meeting of shareholders on December 16, 2020, at 10:00 a.m., local time, virtually via the internet at www.virtualshareholdermeeting.com/RAND2020SM and in person at the offices of Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Buffalo, New York 14202, to consider and vote on the following proposals:

1.	a proposal to approve the Company entering into the new investment advisory and management agreement with the Rand Capital Management LLC (the “Adviser”) (the “New Advisory Agreement”), pursuant to which the Adviser will continue to provide investment advisory and management services to the Company following the Adviser Change in Control with no changes to terms, as more fully described in the accompanying proxy statement (the “New Advisory Agreement Proposal”).

2.	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the New Advisory Agreement Proposal (the “Adjournment Proposal”).

The Board unanimously recommends that you vote “FOR” the approval of the New Advisory Agreement Proposal and the Adjournment Proposal.

Only shareholders of record at the close of business on November 9, 2020 are entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

While the Company has scheduled, at this time, an in-person location for the special meeting, the Company is sensitive to the public health and travel concerns its shareholders may have and recommendations that public health officials may issue in light of the evolving COVID-19 pandemic. As a result, the Company strongly encourages shareholders to attend the special meeting remotely by visiting www.virtualshareholdermeeting.com/RAND2020SM. Due to the impact of COVID-19, the Company recommends that all shareholders utilize the remote access option. By attending the meeting virtually or in person, you will be able to participate in the special meeting, including by voting at the special meeting and submitting questions to be answered at the special meeting in advance of the special meeting. The Company recommends that all shareholders who are currently planning to attend the special meeting in person continue to review guidance from public health authorities as the time for the special meeting approaches.

As of November 13, 2020, the requirement under New York corporate law to hold an in-person meeting has been suspended through December 3, 2020 by an act of the New York State Legislature and an executive order by the Governor of the State of New York. If the suspension of the in-person meeting requirement is extended by an executive order of the Governor through the date of the special meeting, the Company intends to hold the special meeting as a virtual meeting only with no in-person location. In such case, the Company will announce the decision to do so at least one week in advance of the special meeting, by press release, in a filing with the U.S. Securities and Exchange Commission, and on the Company’s website at www.randcapital.com, and the Company strongly encourages you to check this website prior to the special meeting. Note that any decision to proceed with a virtual-only meeting does not necessarily mean that the Company will utilize a virtual-only format or any means of remote communication for future shareholder meetings.

By the Order of the Board of Directors,

Daniel P. Penberthy Executive Vice President, Chief Financial Officer and Secretary

Buffalo, New York

November 13, 2020

APPENDIX A - The New Advisory Agreement

i

Rand Capital Corporation

2200 Rand Building

Buffalo, New York 14203

PROXY STATEMENT

Special Meeting of Shareholders

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Adviser Change in Control (as defined herein) and the special meeting. These questions and answers may not address all of the questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement and the appendix to this proxy statement. This proxy statement is first being sent or made available to Shareholders (as defined herein) on or about November 18, 2020.

Q:	Why is the Company holding a special meeting?

A:

The primary purpose for the special meeting is to consider the approval of a new investment advisory and management agreement (the “New Advisory Agreement”) between the Company and Rand Capital Management LLC (the “Adviser”), in connection with the acquisition by Callodine Group, LLC (“Callodine”) of the controlling ownership interest in the Adviser, as more fully described in the this proxy statement (the “New Advisory Agreement Proposal”). The terms of the New Advisory Agreement are identical to those contained in the Company’s current investment advisory and management agreement, dated as of November 8, 2019, by and between the Company and the Adviser (the “Existing Advisory Agreement”). Following the Adviser Change in Control, the Company expects that the services provided by the Adviser to the Company and the Adviser’s investment process will not change.

Shareholders are also being asked to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies (the “Adjournment Proposal”).

Q:	Why did you send me this proxy statement?

A:

We sent you this proxy statement and the enclosed proxy card because the Company’s Board of Directors (the “Board”) would like you to vote at the special meeting either virtually, in person, or by proxy on the enclosed card.

The record date for the determination of holders of shares of the Company’s common stock (the “Shareholders”), par value $0.10 per share (the “Common Stock”), entitled to notice of and to vote at the special meeting, or any adjournment or postponement of the special meeting, is the close of business on November 9, 2020 (the “Record Date”). As of the Record Date, approximately 2,583,772 shares of Common Stock were issued and outstanding and entitled to vote at the special meeting.

Q:	When and where will the special meeting take place?

A:

The special meeting will take on December 16, 2020, at 10:00 a.m., local time. Due to public health concerns related to the COVID-19 pandemic and to support the health and well-being of our shareholders, services providers, personnel and other stakeholders, the special meeting will be held virtually via the internet at www.virtualshareholdermeeting.com/RAND2020SM and in person at the offices of Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Buffalo, New York 14202. Due to the impact of the COVID-19 pandemic, the Company strongly encourages all shareholders to attend the meeting virtually using the remote access option.

As of November 13, 2020, the requirement under New York corporate law to hold an in-person meeting has been suspended through December 3, 2020 by an act of the New York State Legislature and an executive order by the Governor of the State of New York. If the Governor’s executive order is extended through the date of the special meeting, the Company intends to hold the special meeting solely by means of remote communications with no in-person location. In such case, the Company will announce the decision to do so at least one week in advance of the special meeting, by press release, in a filing with the U.S. Securities and Exchange Commission (the “SEC”), and on the Company’s website at www.randcapital.com, and the Company strongly encourages you to check this website prior to the special meeting.

See “The Special Meeting” beginning on page 8 for more information.

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Q:	Who is entitled to vote?

A:	Holders of Common Stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the special meeting and any postponements or adjournments of the special meeting. See “The Special Meeting” beginning on page 8 for more information.

Q:	What is the quorum required for the special meeting?

A:	Under the New York Business Corporation Law (the “BCL”) and our by-laws, the presence, whether in person, virtually, or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting is necessary to constitute a quorum of Shareholders. A quorum is required for us to take action at the special meeting. The shares of Common Stock that are present at the special meeting or represented by a proxy will be counted for quorum purposes. Proxies submitted with abstentions will be counted in determining whether or not a quorum is present. See “The Special Meeting” beginning on page 8 for more information.

Q:	Why are the Shareholders being asked to vote on the New Advisory Agreement?

A:

Shareholders of the Company are being asked to approve the New Advisory Agreement as a result of a pending change in control of the Adviser. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”) provides that any investment management contract terminates automatically upon on its “assignment.” Section 2(a)(4) of the 1940 Act provides that the transfer of a controlling interest of an investment adviser, such as will be caused by East Asset Management, LLC’s (“East”) transfer of its controlling interest in the Adviser to Callodine (the “Adviser Change in Control”), constitutes an “assignment.”

The 1940 Act requires that the New Advisory Agreement be approved by the Shareholders in order for it to become effective. After being advised of the pending Adviser Change in Control, senior management of the Adviser and representatives of Callodine met with the Board to discuss preliminary matters relating to the Adviser Change in Control and the New Advisory Agreement during a telephonic meeting held on October 8, 2020. At the October 23, 2020 meeting of the Board, members of the Board met with senior management, representatives of Callodine and counsel, and members of the Board were given the opportunity to discuss and ask questions regarding the Adviser Change in Control and the New Advisory Agreement. At the October 29, 2020 meeting of the Board, the Board, including all of the “non-interested” (i.e., independent) directors, unanimously approved the New Advisory Agreement and recommended that the New Advisory Agreement Proposal and Adjournment Proposal be submitted to the Shareholders for approval at the special meeting.

As described in this proxy statement, all of the terms of the New Advisory Agreement, which will have an initial term of two years from the effective date of the New Advisory Agreement, are identical to the Existing Advisory Agreement.

The Board has approved the New Advisory Agreement and has recommended that Shareholders vote “For” the New Advisory Agreement Proposal.

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Q:	Why are the Shareholders being asked to vote on the Adjournment Proposal?

A:	While the presiding officer of the special meeting may adjourn the special meeting in his or her discretion under the terms of our by-laws, Shareholders are also being asked to approve the Adjournment Proposal in order to allow the Company to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve New Advisory Agreement Proposal.

Q:	What are the benefits of the New Advisory Agreement and the Adviser Change in Control to the Company and the Shareholders?

A:	In evaluating the New Advisory Agreement, the Board requested, and received, information and materials regarding the Adviser, Callodine and their affiliates. The Board believes that the Adviser Change in Control will (i) significantly increase opportunities for the Adviser to utilize the resources and relationships of and with Callodine and its affiliates; (ii) provide the Company with enhanced access to capital markets; (iii) increase the Company’s deal sourcing opportunities, with attendant benefits to the deal-sourcing process; and (iv) enhance the analytical and research resources available for the Company’s investment activity and streamline the Company’s administrative processes.

Q:	Will senior management of the Adviser change in connection with the Adviser Change in Control?

A:	No. Although ownership of the Adviser is changing, there will be no change to day to day management of the Adviser or the investment advisory services provided to the Company. The executive officers and employees of the Adviser will remain the same.

Q:	Will the composition of the Adviser’s investment committee change in connection with the Adviser Change in Control?

A:	Yes. The Adviser’s investment committee (the “Investment Committee”) currently consists of Allen F. Grum, Daniel P. Penberthy, Brian Collins, Scott Barfield and Adam Gusky. Following the Adviser Change in Control, the Adviser expects that the Investment Committee will expand with James Morrow joining the Investment Committee.

Q:	What is Callodine and who is James Morrow?

A:

Callodine was founded by James Morrow and has several subsidiaries, including Callodine Capital Management LLC, a registered investment adviser with over $180 million of assets under management (“Callodine Capital”).

James Morrow is the Principal and Chief Investment Officer of Callodine. He is a veteran portfolio manager with over 20 years of experience. He has managed up to $40 billion in assets at Fidelity Investments across multiple equity income, value-oriented strategies. Mr. Morrow earned his Master of Business Administration degree from the University of Chicago and his Bachelor of Science degree in finance from the State University of New York at Buffalo.

Q:	Will the Adviser Change in Control affect the Company’s investment objectives and strategy?

A:	No. We do not expect any change in the Company’s investment policies or strategies in connection with the Adviser Change in Control. The Adviser believes that it is beneficial for the Company to continue to diversify its investment portfolio and increase its focus on making more investments in debt securities that generate income in the form of interest payments or preferred dividends. In connection with that strategy, the Company’s investment objective currently focuses on current income with a secondary objective of capital appreciation. The Adviser will continue to focus the Company’s investment activities on investments in the debt securities of privately-held lower middle-market companies, including senior secured, second lien secured, subordinated and mezzanine loans as well as unitranche facilities and in preferred equity securities. The Adviser may direct the Company to make strategic equity co-investments as a part of this investment strategy.

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Q:	Will the Base Management Fee payable by the Company change under the New Advisory Agreement?

A:	No, the base management fee (the “Base Management Fee”) payable under the Existing Advisory Agreement and under the New Advisory Agreement is the same. The Base Management Fee is 1.50% per annum of the Company’s total gross assets (other than cash or cash equivalents but including assets purchased with borrowed funds), determined according to procedures duly adopted by the Board.

Q:	Will the Incentive Fees payable by the Company change under the New Advisory Agreement?

A:	No, the incentive fee (the “Incentive Fee”) payable under the Existing Advisory Agreement and under the New Advisory Agreement is the same. The Incentive Fee consists of two parts: (1) the Income Based Fee and (2) the Capital Gains Fee. The Income Based Fee is paid each calendar quarter as follows: (i) no Income Based Fee in any quarter in which the Pre-Incentive Fee Net Investment Income for such quarter does not exceed the hurdle rate of 1.75% (7.00% annualized); (ii) 100% of the Pre-Incentive Fee Net Investment Income for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such calendar quarter, if any, that exceeds the hurdle rate of 1.75% (7.00% annualized) but is less than 2.1875% (8.75% annualized) and (iii) 20% of the amount of the Pre-Incentive Fee Net Investment Income for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such calendar quarter, if any, that exceeds 2.1875% (8.75% annualized).

For purposes of the calculation of the Income Based Fee, “Pre-Incentive Fee Net Investment Income” is defined as interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the relevant calendar quarter, minus the Company’s operating expenses for such calendar quarter (including the Base Management Fee, expenses payable under the Company’s administration agreement with the Adviser, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding any portion of the Incentive Fee).

Beginning February 8, 2022, the Income Based Fee will also be subject to a look-back requirement that builds up to a trailing twelve-quarter period whereby the Company will pay the Adviser no more than 20% of the aggregate Pre-Incentive Fee Net Investment Income earned during such period less any net capital losses incurred during such period. The Income Based Fee is also subject to such additional terms and conditions as are described in “Proposal 1 – Approval of the New Advisory Agreement Proposal” beginning on page 13.

The Capital Gains Fee is 20% of the cumulative net realized capital gains, which is determined and payable in arrears as of the end of each calendar year (or upon termination of the the New Advisory Agreement).

Q:	What vote is required to approve the New Advisory Agreement Proposal?

A:	Approval of the New Advisory Agreement Proposal requires the affirmative vote of holders of at least a “majority of the outstanding voting securities” as defined in the 1940 Act. Under the 1940 Act, the vote of holders of a “majority of the outstanding voting securities” means the vote of the holders of the lesser of (a) 67% or more of the voting securities present or represented by proxy at the special meeting if the holders of more than 50% of the voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities.

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Q:	What vote is required to approve the Adjournment Proposal?

A:	Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of shares of Common Stock present (in person or virtually) or represented by proxy and entitled to vote on the matter.

Q:	What are the effects of abstaining or broker non-votes on either of the Proposals?

A:	A broker non-vote occurs when a bank, broker or other nominee holding shares for a beneficial owner votes on some matters on the proxy card, but not on others, because the bank, broker or other nominee does not have instructions from the beneficial owner or discretionary authority (or declines to exercise discretionary authority) with respect to those other matters. We do not, however, expect to receive any broker non-votes at the special meeting because there are no routine proposals to be voted on at the special meeting. For this reason, it is imperative that Shareholders vote or provide instructions to their bank, broker or other nominee as to how to vote.

Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the New Advisory Agreement Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and broker non-votes, if any, will have no effect on the vote for the Adjournment Proposal.

Proxies submitted with abstentions will, however, be counted in determining whether or not a quorum is present.

Q:	Does East intend to vote in favor of the proposals?

A:	Yes, the Company has been advised that East intends to vote in favor of both proposals.

Q:	What happens if the Shareholders do not approve the New Advisory Agreement Proposal?

A:	If the New Advisory Agreement Proposal is not approved by Shareholders, upon consummation of the Adviser Change in Control, the Existing Advisory Agreement will terminate and the Company will no longer be managed by the Adviser.

Q:	What if I want to change my vote or revoke my proxy?

A:	A registered Shareholder may change his, her or its vote, or revoke his, her or its proxy at any time before it is voted at the special meeting by:

●	signing another proxy card with a later date and returning it to the Company prior to the special meeting;

●	submitting a new proxy electronically over the internet or by telephone as indicated on the proxy card after the date of the earlier submitted proxy;

●	delivering a written notice of revocation to the Company; or

●	attending the special meeting and voting (in person or virtually).

If you hold your shares of Common Stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person or virtually at the special meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q:	Are there any expenses to be borne by the Company associated with soliciting the Shareholder vote?

A:	The Adviser and Callodine will bear all costs of soliciting proxies for the special meeting.

Q:	Where can I find the voting results?

A:	Voting results will be reported in a press release and Current Report on Form 8-K, which the Company will file with the SEC within four business days following the special meeting. All reports that the Company files with the SEC are publicly available when filed. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information” on page 28.

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Q:	If my shares are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:	Your bank, broker or other nominee will only be permitted to vote your shares held in street name if you instruct them how to vote. You should follow the procedures on the voting instruction card provided by your bank, broker or other nominee regarding the voting of your shares. The failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as voting “AGAINST” the New Advisory Agreement Proposal.

Q:	What does it mean if I receive more than one proxy card?

A:	If your shares are registered differently or in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted.

Q:	Who can help answer my other questions?

A:

If you have any questions concerning how to vote at the special meeting or would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our proxy tabulator:

Broadridge Investor Communications Solutions, Inc.

By Internet: www.proxyvote.com

By Telephone: 1-800-579-1639

By E-Mail: sendmaterial@proxyvote.com

If you have questions about the meeting, the information in the proxy statement or attending the meeting , please contact investor relations at:

Deborah Pawlowski, Kei Advisors LLC

Investor Relations for Rand Capital Corporation

Phone: 1-716-843-3908

https://www.randcapital.com/contact-us

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends that you vote “FOR” the New Advisory Agreement Proposal and the Adjournment Proposal.

Q:	When will the Adviser Change in Control happen?

A:	We currently expect the Adviser Change in Control to occur during the first quarter of 2021, subject to Shareholder approval of the New Advisory Agreement Proposal.

Q:	Where is the proxy statement available?

A:	This proxy statement, the Notice of Special Meeting of Shareholders and other documents of the Company on file with the SEC are available at www.randcapital.com or via the SEC’s EDGAR home page at www.sec.gov/edgar.

Q:	How do I attend the virtual meeting?

A:	You can attend the virtual meeting by visiting www.virtualshareholdermeeting.com/RAND2020SM.

To participate, you will need your 16-digit control number included in your proxy materials or voting instruction form. The special meeting will begin promptly at 10:00 a.m., local time, on December 16, 2020. We recommend that you log in at least 15 minutes before the special meeting begins to ensure ample time to complete the check-in procedures and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page www.virtualshareholdermeeting.com/RAND2020SM.

Q:	How do I ask questions at the special meeting?

A:	You can submit your questions for consideration by logging onto www.virtualshareholdermeeting.com/RAND2020SM with your 16-digit control number. Please submit your questions by 11:59 p.m. on December 15, 2020.

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FORWARD-LOOKING STATEMENTS

Some of the statements in this proxy statement may include “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than historical facts, including but not limited to statements regarding the expected timing of the Adviser Change in Control; the receipt of necessary Shareholder approval; East’s intention to vote in favor of the proposals; the expected benefits of the Adviser Change in Control such as (i) increased opportunities for the Adviser to utilize the resources and relationships of and with Callodine and its affiliates; (ii) enhanced access to capital markets; (iii) increased deal sourcing opportunities; and (iv) enhanced the analytical and research resources available for the Company’s investment activity and streamlined administrative processes; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove to be incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements.

Shareholders should carefully review the risks outlined in the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The forward-looking statements in this proxy statement represent the Company’s views as of the date of this proxy statement. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it has no current intention of doing so, except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing the Company’s views as of any date subsequent to the date of this proxy statement.

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THE SPECIAL MEETING

This proxy statement summarizes the information regarding the matters to be voted on at the special meeting. However, you do not need to attend the special meeting to vote your shares of Common Stock. You may simply complete, sign, and return the enclosed proxy card, or submit your vote by calling toll free at the telephone number indicated on the enclosed proxy card, or vote your shares through the internet, as indicated on the proxy card. You may also grant a proxy (i.e., authorize someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the internet or telephone, as indicated on the proxy card and the Company receives the proxy card or such instruction in time for the special meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified.

As of the Record Date, there were 2,583,772 shares of Common Stock outstanding and entitled to vote at the special meeting. If you are a holder of Common Stock, you are entitled to one vote at the special meeting for each share of Common Stock that you held as of the close of business on the Record Date. The Company began mailing this proxy statement on or about November 18, 2020 to all Shareholders entitled to vote their shares of Common Stock at the special meeting.

Time and Location

We will hold the special meeting on December 16, 2020 at 10:00 a.m., local time. Shareholders may attend the special meeting virtually via the internet at www.virtualshareholdermeeting.com/RAND2020SM and in person at the offices of Hodgson Russ LLP, The Guaranty Building, 140 Pearl Street, Buffalo, New York 14202. Due to the impact of the COVID-19 pandemic, the Company encourages all shareholders to utilize the remote access option.

As of November 13, 2020, the requirement under New York corporate law to hold an in-person meeting has been suspended through December 3, 2020 by an act of the New York State Legislature and an executive order by the Governor of the State of New York. If the Governor’s executive order is extended through the date of the special meeting, the Company intends to hold the special meeting solely by means of remote communications with no in-person location. In such case, the Company will announce the decision to do so at least one week in advance of the special meeting, by press release, in a filing with the SEC, and on the Company’s website at www.randcapital.com, and the Company strongly encourages you to check this website prior to the special meeting.

Attending the Special Meeting

You are entitled to attend the special meeting only if you were a Shareholder as of the close of business on the Record Date, or if you hold a valid proxy for the special meeting. You can attend the virtual meeting by visiting www.virtualshareholdermeeting.com/RAND2020SM. To participate, you will need your 16-digit control number included in your proxy materials or voting instruction form. The special meeting will begin promptly at 10:00 a.m., local time, on December 16, 2020. We recommend that you log in at least 15 minutes before the special meeting begins to ensure ample time to complete the check-in procedures and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page www.virtualshareholdermeeting.com/RAND2020SM.

If you have questions you would like answered at the special meeting, you can submit your questions for consideration by logging onto www.virtualshareholdermeeting.com/RAND2020SM with your 16-digit control number. Please submit your questions by 11:59 p.m. on December 15, 2020.

Proposals to approve each of the New Advisory Agreement Proposal and the Adjournment Proposal.

At the special meeting, you will be asked to vote on each of the New Advisory Agreement Proposal and the Adjournment Proposal.

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Recommendation of the Board

The Board unanimously recommends that you vote “FOR” each of the New Advisory Agreement Proposal and the Adjournment Proposal.

Shareholders Entitled to Vote

You are entitled to vote if you were a holder of record of Common Stock as of the close of business on the Record Date.

All holders of Common Stock as of the Record Date, voting together, will be entitled to vote for the approval of each of the New Advisory Agreement Proposal and the Adjournment Proposal, in each case, at the special meeting.

Quorum

To conduct business at the special meeting, a quorum of Shareholders must be present at the special meeting. Under the BCL and our by-laws, the presence, whether in person, virtually, or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the special meeting is necessary to constitute a quorum of the Shareholders to take action at the special meeting. The shares of Common Stock that are present (in person or virtually) at the special meeting or represented by a proxy will be counted for quorum purposes. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote on certain proposals (which are considered “broker non-votes” with respect to such proposals) will not be treated as shares present for quorum purposes.

If a quorum is not present, the vote of a majority of the Shareholders present in person, virtually, or by proxy and entitled to vote or the presiding officer of the special meeting shall have the power to adjourn the special meeting from time to time, for a period not to exceed 30 days at any one time, until a quorum shall be present and the business of the meeting accomplished, without notice other than announcement at the special meeting.

Shareholders Holding Shares Through Brokers, Banks or Other Nominees

If you hold shares of Common Stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or other nominee. If you hold shares of Common Stock through a broker, bank or other nominee and want to vote in person or virtually at the special meeting, you must obtain a legal proxy from the record holder of your shares and present it at the special meeting. Please instruct your broker, bank or other nominee so your vote can be counted.

Granting Authority to Vote to Brokers, Banks or Other Nominees

Brokers, banks and other nominees have discretionary authority to vote on “routine” matters, but not on “non-routine” matters. All proposals being considered at this special meeting are non-routine. If you hold your shares of Common Stock in street name (or “nominee name”) and do not provide your broker, bank or other nominee who holds such shares of record with specific instructions regarding how to vote on the proposals, your broker may not be permitted to vote your shares on either of the proposals. Please instruct your broker, bank or other nominee so your vote can be counted.

Voting by Proxy

If you are a record holder of shares of Common Stock, you may authorize a proxy to vote on your behalf by following the instructions provided on the enclosed proxy card. Authorizing your proxy will not limit your right to vote in person or virtually at the special meeting. A properly completed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your shares “FOR” each of the New Advisory Agreement Proposal and the Adjournment Proposal. Internet and telephone voting procedures are designed to authenticate the Shareholder’s identity and to allow such Shareholders to vote their shares and confirm that their instructions have been properly recorded. Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned a proxy card.

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Receiving Multiple Proxy Cards

Many Shareholders hold their shares in more than one account and may receive separate proxy cards or voting instruction forms for each of those accounts. To ensure that all of your shares are represented at the special meeting, we recommend that you vote by following the instructions on each proxy card or voting instruction form you receive.

Revocation of Proxy

If you are a Shareholder of record, you can revoke your proxy at any time before it is exercised by (i) delivering a written revocation notice prior to the special meeting to Rand Capital Corporation, 2200 Rand Building Buffalo, New York 14203, (ii) submitting a later-dated proxy that the Company receives no later than the conclusion of voting at the special meeting, (iii) voting in person at the special meeting, (iv) voting virtually at the special meeting or (v) submitting a new proxy electronically over the internet or by telephone as indicated on the proxy card after the date of the earlier submitted proxy. If you hold shares of Common Stock through a broker, bank or other nominee, you must follow the instructions you receive from them in order to revoke your voting instructions. Attending the special meeting does not revoke your proxy unless you also vote in person or virtually at the special meeting.

Approval Standards

New Advisory Agreement Proposal: Approval of the New Advisory Agreement Proposal requires the affirmative vote of holders of at least a “majority of the outstanding voting securities” as defined in the 1940 Act. Under the 1940 Act, the vote of holders of a “majority of the outstanding voting securities” means the vote of the holders of the lesser of (a) 67% or more of the voting securities present or represented by proxy at the special meeting if the holders of more than 50% of the voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” this proposal.

Adjournment Proposal: Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and broker non-votes, if any, will have no effect on the vote for the Adjournment Proposal.

Methods of Proxy Solicitation and Related Expenses

The Adviser and Callodine will bear all costs of soliciting proxies for the special meeting. The Adviser and Callodine may also reimburse brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions.

In addition to the solicitation of proxies by the use of mail, proxies may be solicited by telephone, electronic transmission or facsimile transmission by directors or officers of the Company or the Adviser without special compensation therefor.

Other Matters to Be Voted on at the Special Meeting

Pursuant to the BCL and our by-laws, no matters may properly be brought before the special meeting except as specified in the Notice of the Special Meeting of Shareholders.

Whether or not you expect to attend the virtual special meeting, please complete, date, sign and promptly return the accompanying proxy card so that you may be represented at the special meeting.

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Who to Contact if You Have Questions

If you have any questions concerning how to vote at the special meeting or would like additional copies of the accompanying proxy statement or need help voting your shares of Common Stock, please contact our proxy tabulator:

Broadridge Investor Communications Solutions, Inc.

By Internet: www.proxyvote.com

By Telephone: 1-800-579-1639

By E-Mail: sendmaterial@proxyvote.com

If you have questions about the meeting, the information in the proxy statement or attending the meeting , please contact investor relations at:

Deborah Pawlowski, Kei Advisors LLC

Investor Relations for Rand Capital Corporation

Phone: 1-716-843-3908

https://www.randcapital.com/contact-us

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the following table sets forth beneficial ownership of our shares on the Record Date, by (a) persons known by us to be beneficial owners of more than 5% of the outstanding shares of Common Stock, (b) the directors and the named executive officers of the Company, and (c) all directors and executive officers as a group. For purposes of the table, the address for each of our Directors and named executive officers is c/o 2200 Rand Building, Buffalo, New York 14203. Unless otherwise stated, each person named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned by that person.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(3)
More than 5% Owners:(1)

East Asset Management, LLC	1,641,640	63.5%
7777 NW Beacon Square Blvd.
Boca Raton, FL 33487

User-Friendly Phone Book, LLC	202,991	7.85%
10200 Grogan’s Mill Road, Suite 440
The Woodlands, TX 77380(2)

Directors and named executive officers:

Benjamin E. Godley	18,394	*
Allen F. Grum	33,613	1.3%
Adam S. Gusky(4)	1,647,061	63.7%
Erland E. Kailbourne	4,444	*
Robert M. Zak	16,399	*
Daniel P. Penberthy	15,158	*

* Less than 1%.

All Directors and executive officers as a group (six persons)	1,735,069	67.1%

(1)	The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the SEC.

(2)	User-Friendly Phone Book, LLC filed an amended Schedule 13D with the SEC on May 29, 2020 reporting that it has shared voting power and shared investment power of the indicated 202,991 shares of Common Stock with User-Friendly Holding, LLC, a Delaware limited liability company. According to this amended Schedule 13D, User-Friendly Phone Book, LLC is a wholly owned subsidiary of User-Friendly Holding, LLC.

(3)	Percent of class calculated based on 2,583,772 shares outstanding at the Record Date.

(4)	This amount includes 5,421 shares held by AG Energy, LLC, which may be deemed to be beneficially owned by Mr. Gusky by virtue of his control of AG Energy, LLC and 1,641,640 shares held by East. Shares held by East may be deemed to be beneficially owned by Mr. Gusky, by virtue of his relationship with East.

Approximate Value of Investments in the Company

The following table indicates the range of value as of the Record Date of the shares of the Company beneficially owned by each director and executive officer. The Company is not part of a family of investment companies.

Name of Director or Executive Officer	Dollar Range of Equity Securities Beneficially Owned
Directors who are not Interested Persons:
Erland E. Kailbourne	$50,001 to $100,000
Robert M. Zak	Over $100,000
Benjamin E. Godley	Over $100,000

Directors who are Interested Persons and Executive Officers:
Allen F. Grum	Over $100,000
Adam S. Gusky	Over $100,000
Daniel P. Penberthy	Over $100,000

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PROPOSAL 1 – APPROVAL OF THE NEW ADVISORY AGREEMENT PROPOSAL

General

Shareholders are being asked to consider and vote on a proposal to approve the New Advisory Agreement between the Company and the Adviser. At a meeting of the Board held on October 29, 2020, the Board, including all of the Company’s independent directors, unanimously voted to approve the New Advisory Agreement, subject to the approval of the Shareholders, and determined that the New Advisory Agreement is in the best interests of the Company and the Shareholders. The Board then recommended that the Shareholders vote to approve the New Advisory Agreement Proposal.

As discussed in greater detail below, the terms of the New Advisory Agreement are identical to the terms of the Existing Advisory Agreement and the day to day management of the Adviser and the investment objectives and strategies of the Company will not change as a result of Adviser Change in Control or the Company’s entry into the New Advisory Agreement. The New Advisory Agreement, attached as Appendix A to this proxy statement, is marked to show changes against the Existing Advisory Agreement.

The Existing Advisory Agreement was previously approved by the Shareholders at the Company’s special meeting of shareholders held on May 16, 2019. For the year ended December 31, 2019, the Adviser earned base management fees of $85,483. This represents Base Management Fees for the period from the Company’s externalization on November 8, 2019 through December 31, 2019. There were no Incentive Fees earned for the year ended December 31, 2019.

Summary of the Adviser Change in Control

Currently, East owns a majority interest of the Adviser, and CB Advisors LLC, which is wholly owned by Brian Collins, owns a minority interest in Adviser. In connection with the Adviser Change in Control, East will transfer 100% its interests in the Adviser to Callodine, an entity that is majority owned by James Morrow. No consideration will be exchanged in connection with the Adviser Change in Control. CB Advisors will continue to own its minority interest in the Adviser.

Upon the consummation of the Adviser Change in Control, Callodine is expected to have over $200 million of assets under management through its wholly owned subsidiary, Callodine Capital, an SEC registered investment adviser, and the Adviser. Following the Adviser Change in Control, and subject to receipt of new exemptive relief, as discussed in more detail below, the Company, the Company’s wholly-owned small business investment company subsidiary, Rand Capital SBIC, Inc., and certain existing and future funds advised by Callodine and/or their affiliates, or the Adviser and/or its affiliates, would be permitted to co-invest in transactions together, subject to the conditions of the New Order (as defined below). The Adviser believes that the ability to co-invest would create additional opportunities to invest in larger transactions with less risk.

Interests of Certain Persons Related to the Company

Shareholders should be aware that the Company’s executive officers and directors may have interests that are different from, or in addition to, those of the Shareholders generally.

Allen F. “Pete” Grum and Daniel P. Penberthy currently serve as the executive officers of the Company, but are also employed by, and serve as officers of, the Adviser. In addition, Messrs. Grum and Penberthy each also serve as members of the Adviser’s Investment Committee. As a result, Messrs. Grum and Penberthy have an interest in the Company continuing to retain the Adviser under the New Advisory Agreement.

In addition, Adam Gusky, a member of the Board and a member of the Adviser’s investment committee, serves as Chief Investment Officer of East. The address for East is 7777 NW Beacon Square Blvd., Boca Raton, Florida 33487. East owns 1,641,640 shares of the Common Stock, or 63.5% of the total outstanding shares of Common Stock, as of the Record Date. East has advised the Company that East intends to vote in favor of the New Advisory Agreement Proposal and that it does not intend to sell any of its shares of Common Stock in connection with the Adviser Change in Control.

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The Board was aware of these interests and considered them, among other matters, in approving the New Advisory Agreement, and in making its recommendation that Shareholders vote “FOR” the New Advisory Agreement Proposal.

Reasons for the New Advisory Agreement

Shareholders are being asked to approve the Company’s entry into the New Advisory Agreement, pursuant to which the Adviser will continue to act as the investment adviser of the Company, because this approval is required by the 1940 Act. Section 15(a) of the 1940 Act provides that any investment management contract terminates automatically upon its “assignment.” The acquisition by Callodine of the controlling interest in the Adviser pursuant to the Adviser Change in Control would, pursuant to Section 2(a)(4) of the 1940 Act, constitute an “assignment” of the Existing Advisory Agreement. If the New Advisory Agreement Proposal is not approved, the Existing Advisory Agreement will terminate upon consummation of the Adviser Change in Control and the Company will no longer be managed by the Adviser.

About the Adviser

The Adviser Change in Control is not expected to impact the day-to-day management of the Company. The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and serves as the Company’s investment adviser pursuant to the Existing Advisory Agreement. The Adviser’s principal investment portfolio managers are Messrs. Grum and Penberthy, who manage the Company’s investment portfolio on a day-to-day basis, and will continue to do so after the Adviser Change in Control. Messrs. Grum and Penberthy do not currently provide portfolio advisory services to any accounts other than the Company. The address for the Adviser and its principal executive officers is 2200 Rand Building, Buffalo, New York 14203. The address for CB Advisors, the managing member of the Adviser, is Two International Place, Suite 1830, Boston, Massachusetts 02110.

Upon consummation of the Adviser Change in Control, Callodine will acquire a controlling interest in the Adviser. Callodine is controlled by James Morrow and has several subsidiaries, including Callodine Capital Management LLC, a registered investment adviser with over $180 million of assets under management. Mr. Morrow, the Principal and Chief Investment Officer of Callodine has over 20 years of experience in the investment management industry. The address for Callodine is Two International Place, Suite 1830, Boston, Massachusetts 02110.

On October 7, 2020, the Company, East, the Adviser, and certain of their affiliates received exemptive relief from the SEC to permit the Company to co-invest in portfolio companies with certain other funds, including other business development companies and registered investment companies, managed by the Adviser and certain of its affiliates in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements, subject to compliance with certain conditions (the “Order”). Pursuant to the Order, the Company is generally permitted to co-invest with affiliated funds if a “required majority” (as defined in Section 57(o) of the 1940 Act) of the Company’s independent directors makes certain conclusions in connection with a co-investment transaction, including that (1) the terms of the transaction, including the consideration to be paid, are reasonable and fair to the Company and its Shareholders and do not involve overreaching in respect of the Company or its Shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Shareholders and is consistent with the Company’s investment objective and strategies.

In addition, pursuant to an exemptive order issued by the SEC on April 8, 2020 and applicable to all business development companies, through at least December 31, 2020, the Company may, subject to the satisfaction of certain conditions, co-invest in its existing portfolio companies with certain other funds managed by the Adviser or its affiliates, even if such other fund has not previously invested in such existing portfolio company. Without this order, the Company generally would not be able to participate in such co-investments unless the affiliated fund had previously acquired securities of the portfolio company in a co-investment transaction with the Company.

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Concurrent with seeking Shareholder approval of the New Advisory Agreement, Callodine and the Adviser are seeking a new exemptive relief order from the SEC that would supersede the Order and would permit the Company to co-invest with affiliates of Callodine (the “New Order”). Under the Order, the Company is permitted to co-invest with funds managed by the Adviser and its affiliates under the Adviser’s current ownership structure. The New Order, if and when granted by the SEC, would replace East with Callodine. There can be no assurance that the Company will be able to obtain such new exemptive relief from the SEC.

The Investment Committee

All decisions to acquire or dispose of assets on behalf of the Company are made by the Adviser’s investment committee (the “Investment Committee”). Each such decision must be approved by a majority of Investment Committee members. The Investment Committee is currently composed of five individuals. Following the consummation of the Adviser Change in Control, it is expected that James Morrow will join the Investment Committee. The composition of the Investment Committee following the Adviser Change in Control is expected to be as follows:

●	Brian Collins;
●	Allen F. Grum;
●	Adam Gusky;
●	Scott Barfield;
●	Daniel P. Penberthy; and
●	James Morrow.

The following provides additional biographical information for each current and proposed member of the investment committee:

Brian Collins – Mr. Collins is a cofounder and the Managing Member of the Adviser and serves on the Investment Committee. He was previously the managing partner of The Collins Group, which was a private investment firm located in Boston, Massachusetts. This company specialized in early stage equity and bridge financing. He has worked on the due diligence, deal structuring and financing for several private equity deals in different industries including real estate, biotechnology, and manufacturing. He also oversees a portfolio of companies in a variety of different industries, and has served on the boards of several of these firms. Mr. Collins is also the managing member of a real estate-focused limited liability company, which owns and/or manages both commercial and residential real estate. Mr. Collins earned his Master of Business Administration from Bentley University and his Bachelor of Science degree from Lehigh University.

Allen F. “Pete” Grum – As Chief Executive Officer and President of the Adviser, Mr. Grum is responsible, along with Mr. Penberthy, for the day to day management of the Company’s investment portfolio and also serves on the Investment Committee. Mr. Grum also serves as a director of the Company. Mr. Grum has served as President and Chief Executive Officer of the Company since 1996 and also serves as the Chief Compliance Officer of the Company. Prior thereto, Mr. Grum served as Senior Vice President of the Company commencing in June 1995. From 1994 to 1995, Mr. Grum was Executive Vice President of Hamilton Financial Corporation and from 1991-1994 he served as Senior Vice President of Marine Midland Mortgage Corporation. Mr. Grum serves on a number of Boards of Directors of companies in which the Company has an investment.

Adam Gusky – Mr. Gusky has been the Chief Investment Officer of East since its inception in 2010 and serves on the Investment Committee. Mr. Gusky also serves as a director of the Company. During his tenure, East has underwritten over 100 private transactions and has invested in over 30 loan or preferred equity transactions totaling over $200 million of invested capital. Prior to joining East, Mr. Gusky worked for CNN/Sports Illustrated and O2 Wireless Solutions. Mr. Gusky earned both his Master of Business Administration and his Bachelor of Arts degrees from Duke University, and as an undergraduate was the captain of the Duke University Men’s Tennis Team, which won three ACC Team Championships during his years there.

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Scott Barfield - Mr. Barfield currently serves as the principal investment manager for Rand Capital Credit, LLC (“RCC”), a exempt reporting investment adviser and an affiliate of the Adviser, and also serves as a member of the Adviser’s Investment Committee. Prior to joining RCC in 2020, Mr. Barfield was a Managing Director within BlueArc Mezzanine Partners, the mezzanine lending strategy of BlueArc Capital Management, where he was responsible for the origination, execution, monitoring, and realization of investments within the fund. With more than 25 years of experience working with middle market companies, Mr. Barfield has executed M&A, capital raise, and principal investment transactions aggregating over $10 billion in value. Prior to joining BlueArc Mezzanine Partners, Mr. Barfield was a Principal in the debt investment arm of H.I.G. Capital, a $20 billion private equity and debt investment firm. Prior to H.I.G. Capital, he was a Partner at Nancy Creek Capital, a mezzanine debt fund focused on the lower middle market. At Nancy Creek Capital, Mr. Barfield raised institutional and high-net worth capital, originated and executed on new debt and equity transactions, monitored the portfolio, served on company board of directors, and guided the successful realization of investments. Prior to Nancy Creek Capital, Mr. Barfield worked within the Investment Banking group of Wachovia Securities. Over 11 years at Wachovia Securities, he worked within various M&A and debt capital market groups, including private equity and mezzanine placement, high yield, investment grade senior notes, and origination. Prior to Wachovia Securities, he began his career at Ernst & Young, first within corporate tax consulting and then within the National Corporate Finance practice. He has a B.S. in Business Administration and a Master of Accounting degree, both from the Kenan-Flagler Business School at UNC – Chapel Hill. He received his CPA license in 1995 (inactive).

Daniel P. Penberthy – As Executive Vice President and Chief Financial Officerl of the Adviser, Mr. Penberthy is responsible, along with Mr. Grum, for the day to day management of the Company’s investment portfolio and also serves on the Investment Committee. Mr. Penberthy is also the Chief Compliance Officer of the Adviser. Mr. Penberthy has served as Treasurer of the Company since August 1997. Since January 2002, Mr. Penberthy has served as the Company’s Executive Vice President, and he has continued to serve as the Chief Financial Officer of the Company since 1997. Mr. Penberthy has also previously served as the Company’s Chief Compliance Officer. From 1993 to 1997, Mr. Penberthy served as Chief Financial Officer for both the Greater Buffalo Partnership (formerly the Chamber of Commerce) and the Greater Buffalo Convention and Visitors Bureau. Prior thereto, from 1990 to 1993, Mr. Penberthy was previously employed by Greater Buffalo Development Foundation and KPMG.

James Morrow – Mr. Morrow is the CEO, Founder, PM, and CIO of Callodine Capital. The Adviser expects that Mr. Morrow will join the Adviser’s Investment Committee in connection with the Adviser Change in Control. Prior to founding Callodine Capital, Mr. Morrow spent the previous 19 years at Fidelity Investments, where, at peak, he managed $40 billion of assets across multiple equity-income strategies. He announced his retirement in February 2017 and remained with the firm through January 2018 as he transitioned all portfolio management responsibilities to his successors. In his role as portfolio manager at Fidelity, Mr. Morrow managed a wide array of funds with experience structuring value-focused portfolios within equities, fixed income and specialty niches, including investing in business development companies. He is an experienced active manager with a history of managing portfolios with significant absolute and relative over/under weight positions, private investments and activist positions. Further, Mr. Morrow has substantial experience recruiting, training and managing research teams. Before serving as an equity research summer intern with Fidelity in 1998, Mr. Morrow worked as a distressed debt analyst for Chase Manhattan Bank from 1995 to 1997. Mr. Morrow earned his Master of Business Administration degree from the University of Chicago and his Bachelor of Science degree in finance from the State University of New York at Buffalo.

Administration Agreement

In connection with the Adviser Change in Control, the Adviser will continue to act as the Administrator pursuant to the same terms as the administration agreement between the Company and the Adviser (the “Administration Agreement”). Under the terms of the Administration Agreement, the Adviser performs (or oversees, or arranges for, the performance of) the administrative services necessary for the operation of the Company, including, but not limited to, office facilities, equipment, clerical, bookkeeping, finance, accounting, compliance and record keeping services at such office facilities and such other services as the Adviser, subject to review by the Board, from time to time determines to be necessary or useful to perform its obligations under the Administration Agreement. The Adviser also, on behalf of the Company, arranges for the services of, and oversee, custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Adviser makes reports to the Board regarding its performance of the obligations under the Administration Agreement and furnishes advice and recommendations with respect to such other aspects of the business and affairs of the Company as it determine to be desirable.

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For the year ended December 31, 2019, the Company had $1,205 payable to Adviser for the expenses associated with the Administration Agreement. This represents expenses associated with the Administration Agreement for the period from the Company’s externalization on November 8, 2019 through December 31, 2019.

Terms of the New Advisory Agreement

The following description is qualified in its entirety by reference to the form of New Advisory Agreement attached hereto as Appendix A.

The terms of the New Advisory Agreement are identical to the terms of the Existing Advisory Agreement. Under the terms of the New Advisory Agreement, the Adviser will continue to manage the investment and reinvestment of the Company’s assets, and, without limiting the generality of the foregoing:

(i)	determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes;

(ii)	identify, evaluate and negotiate the structure of the investments made by the Company;

(iii)	execute, close, service and monitor the investments that the Company makes;

(iv)	determine the securities and other assets that the Company will purchase, retain or sell;

(v)	perform due diligence on prospective portfolio companies and investments; and

(vi)	provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its assets.

The Adviser’s services under the New Advisory Agreement are not exclusive, and it may furnish similar services to other entities. In addition, subject to compliance with the requirements of the 1940 Act, the Adviser is authorized to enter into one or more sub-advisory agreements with other investment advisors (each a “Sub-Advisor”), including for purposes of recommending specific securities or other investments based upon the Company’s investment objectives and policies, and working, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of investments and monitoring investments on behalf of the Company. Under the terms of the New Advisory Agreement, the Adviser, and not the Company, will be responsible for any compensation that is payable to any Sub-Adviser.

Under the New Advisory Agreement, the Company will pay the Adviser, as compensation for the investment advisory and management services, fees consisting of two components: (i) the Base Management Fee and (ii) the Incentive Fee.

Base Management Fee

As under the Existing Advisory Agreement, the Base Management Fee will be 1.50% per annum of the Company’s total assets (other than cash or cash equivalents but including assets purchased with borrowed funds), determined according to procedures duly adopted by the Board.

The Base Management Fee will be calculated based on the average value of the Company’s total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters and will be payable quarterly in arrears promptly following the filing of the Company’s financial statements for such quarter. Base Management Fees for any partial month or quarter will be appropriately prorated.

Incentive Fee

Also, as with the Existing Advisory Agreement, the Incentive Fee will be comprised of two parts: (1) the Income Based Fee and (2) the Capital Gains Fee. The Incentive Fee calculation is identical under both the Existing Advisory Agreement and the New Advisory Agreement, as described below.

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Income Based Fee

The Income Based Fee will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter and shall be payable promptly following the filing of the Company’s financial statements for such quarter.

For purposes of the New Advisory Agreement, Pre-Incentive Fee Net Investment Income is defined as interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the relevant calendar quarter, minus the Company’s operating expenses for such calendar quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding any portion of Incentive Fee).

Pre-Incentive Fee Net Investment Income includes any accretion of original issue discount, market discount, payment-in-kind interest, payment-in-kind dividends or other types of deferred or accrued income, including in connection with zero coupon securities, that the Company and its consolidated subsidiaries have recognized in accordance with GAAP, but have not yet received in cash (collectively, “Accrued Unpaid Income”). Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized and unrealized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less indebtedness) at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate”, expressed as a rate of return on the value of the Company’s net assets at the end of the most recently completed calendar quarter, of 1.75% per quarter (7% annualized). The Company will pay the Adviser an Incentive Fee with respect to the Company’s Pre-Incentive Fee Net Investment Income in each calendar quarter as follows:

(i)	no Income Based Fee in any quarter in which the Pre-Incentive Fee Net Investment Income for such quarter does not exceed the hurdle rate of 1.75% (7.00% annualized);

(ii)	100% of the Pre-Incentive Fee Net Investment Income for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such calendar quarter, if any, that exceeds the hurdle rate of 1.75% (7.00% annualized) but is less than 2.1875% (8.75% annualized); and

(iii)	20% of the amount of the Pre-Incentive Fee Net Investment Income for any calendar quarter with respect to that portion of the Pre-Incentive Fee Net Investment Income for such calendar quarter, if any, that exceeds 2.1875% (8.75% annualized).

However, the Income Based Fee paid to the Adviser for any calendar quarter that begins after February 8, 2022 shall not be in excess of the Incentive Fee Cap. The “Incentive Fee Cap” for any quarter is an amount equal to (1) 20.0% of the Cumulative Net Return (as defined below) during the relevant Income Based Fee Calculation Period (as defined below) minus (2) the aggregate Income Based Fee that was paid in respect of the calendar quarters included in the relevant Income Based Fee Calculation Period.

For purposes of the calculation of the Income Based Fee, “Income Based Fee Calculation Period” is defined as, with reference to a calendar quarter, the period of time consisting of such calendar quarter and the additional quarters that comprise the lesser of (1) the number of quarters immediately preceding such calendar quarter that began after February 8, 2022 or (2) the eleven calendar quarters immediately preceding such calendar quarter.

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For purposes of the calculation of the Income Based Fee, “Cumulative Net Return” is defined as (1) the aggregate net investment income in respect of the relevant Income Based Fee Calculation Period minus (2) any Net Capital Loss, if any, in respect of the relevant Income Based Fee Calculation Period. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Company will pay no Income Based Fee to the Adviser for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the Income Based Fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an Income Based Fee to the Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the Income Based Fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Company will pay an Income Based Fee to the Adviser equal to the Income Based Fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

For purposes of the calculation of the Income Based Fee, “Net Capital Loss,” in respect of a particular period, means the difference, if positive, between (1) aggregate capital losses, whether realized or unrealized, in such period and (2) aggregate capital gains, whether realized or unrealized, in such period.

Any Income Based Fee otherwise payable under the New Advisory Agreement with respect to Accrued Unpaid Income (such fees being the “Accrued Unpaid Income Based Fees”) shall be deferred, on a security by security basis, and shall become payable to the Adviser only if, as, when and to the extent cash is received by the Company or its consolidated subsidiaries in respect of any Accrued Unpaid Income. Any Accrued Unpaid Income that is subsequently reversed by the Company in connection with a write-down, write-off, impairment or similar treatment of the investment giving rise to such Accrued Unpaid Income will, in the applicable period of reversal, (1) reduce Pre-Incentive Fee Net Investment Income and (2) reduce the amount of Accrued Unpaid Income Based Fees. Subsequent payments of Accrued Unpaid Income Based Fees deferred pursuant to this paragraph shall not reduce the amounts otherwise payable for any quarter as an Income Based Fee.

Capital Gains Fee

The Capital Gains Fee will be determined and payable in arrears as of the end of each calendar year (or upon termination of the New Advisory Agreement). Under the terms of the New Advisory Agreement, the Capital Gains Fee is calculated at the end of each applicable year by subtracting (1) the sum of the Company’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Company’s cumulative aggregate realized capital gains, in each case calculated from the effective date of the Existing Advisory Agreement. If this amount is positive at the end of any calendar year, then the Capital Gains Fee for such year is equal to 20.0% of such amount, less the cumulative aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee payable for that calendar year. If the New Advisory Agreement is terminated as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying the Capital Gains Fee.

For purposes of the Capital Gains Fee:

The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment.

The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company’s portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.

The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

The accreted or amortized cost basis of an investment shall mean, with respect to an investment owned by the Company as of the effective date of the Existing Advisory Agreement, the fair value of that investment as set forth in the Company’s most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, as filed with the SEC prior to the effective date of the Existing Advisory Agreement and, with respect to an investment acquired by the Company subsequent to the effective date of the Existing Advisory Agreement, the accreted or amortized cost basis of such investment as reflected in the Company’s financial statements.

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Example 1: Income Based Fee Calculations:*

Alternative 1

Assumptions:

Investment income (including interest, dividends, fees, etc.) = 1.25%

Hurdle rate(1) = 1.75%

Base Management Fee(2) = 0.375%

Other expenses (legal, accounting, transfer agent, etc.) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income – (Base Management Fee + other expenses)) = 0.675%

Pre-Incentive Fee Net Investment Income does not exceed the hurdle rate, therefore there is no Income Based Fee is payable for the calendar quarter.

Alternative 2

Assumptions:

Investment income (including interest, dividends, fees, etc.) = 2.70%

Hurdle rate(1) = 1.75%

Base Management Fee(2) = 0.375%

Other expenses (legal, accounting, transfer agent, etc.) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income – (Base Management Fee + other expenses)) = 2.125%

Income Based Fee (subject to “catch up”)(3) = 100.00% × (2.125% – 1.75%) = 0.375%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, but does not fully satisfy the “catch-up” provision, therefore the Income Based Fee payable for the calendar quarter is 0.375%.

Alternative 3

Assumptions:

Investment income (including interest, dividends, fees, etc.) = 3.50%

Hurdle rate(1) = 1.75%

Base Management Fee(2) = 0.375%

Other expenses (legal, accounting, transfer agent, etc.) = 0.20%

Pre-Incentive Fee Net Investment Income (investment income – (management fee + other expenses)) = 2.925%

Income Based Fee (subject to “catch up”)(3) = 100.00% × “catch-up” + (20.00% × (Pre-Incentive Fee Net Investment Income above 2.1875%))

Catch-up = 2.1875% – 1.75% = 0.4375%

Income Based Fee = (100.00% × .4375%) + (20.00% × (2.925% – 2.1875%))

= 0.4375% + (20.00% × 0.7375%)

= 0.4375% + 0.1475%

= 0.585%

Pre-Incentive Fee Net Investment Income exceeds the hurdle rate, and fully satisfies the “catch-up” provision, therefore the Income Based Fee payable for the calendar quarter is 0.585%.

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* For ease of review, (i) the hypothetical amounts of Pre-Incentive Fee Net Investment Income, investment income, Base Management Fee, other expenses, and Income Based Fee are each expressed as a percentage of total assets, though as described in greater detail above, each of these amounts will be calculated as a numerical dollar amount as set forth in the New Advisory Agreement, (ii) the hypothetical amount of the Base Management Fee is assumed to be consistent from quarter to quarter, and (iii) these examples each assume that the Incentive Fee Cap (as described above) is not yet in effect.

(1)	Represents 7.00% annualized hurdle rate.

(2)	Represents 1.50% annualized Base Management Fee.

(3)	The “catch-up” provision is intended to provide the Adviser with an Income Based Fee of 20.00% on all Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when the Company’s Pre-Incentive Net Investment Income exceeds 1.75% in any calendar quarter.

Example 2: Capital Gains Fee Calculations:

Alternative 1

Assumptions:

Year 1: $20.0 million investment made in Company A (“Investment A”), and $30.0 million investment made in Company B (“Investment B”)

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Year 2: Investment A sold for $50.0 million and fair market value (“FMV”) of Investment B determined to be $32.0 million

Year 3: FMV of Investment B determined to be $25.0 million

Year 4: Investment B sold for $31.0 million

The Capital Gains Fees, if any, would be calculated as follows:

Year 1: None

Year 2: Capital Gains Fee of $6.0 million — ($30.0 million realized capital gains on sale of Investment A multiplied by 20.0%)

Year 3: None — $5.0 million (20.0% multiplied by ($30.0 million cumulative capital gains less $5.0 million cumulative capital depreciation)) less $6.0 million (previous Capital Gains Fee paid in Year 2)

Year 4: Capital Gains Fee of $0.2 million — $6.2 million ($31.0 million cumulative realized capital gains multiplied by 20.0%) less $6.0 million (Capital Gains Fee taken in Year 2)

Alternative 2

Assumptions:

Year 1: $20.0 million investment made in Company A (“Investment A”), $30.0 million investment made in Company B (“Investment B”) and $25.0 million investment made in Company C (“Investment C”)

Year 2: Investment A sold for $50.0 million, FMV of Investment B determined to be $25.0 million and FMV of Investment C determined to be $25.0 million

Year 3: FMV of Investment B determined to be $27.0 million and Investment C sold for $30.0 million

Year 4: FMV of Investment B determined to be $35.0 million

Year 5: Investment B sold for $20.0 million

The Capital Gains Fees, if any, would be calculated as follows:

Year 1: None

Year 2: $5.0 million Capital Gains Fee — 20.0% multiplied by $25.0 million ($30.0 million realized capital gains on Investment A less $5.0 million unrealized capital depreciation on Investment B)

Year 3: $1.4 million Capital Gains Fee — $6.4 million (20.0% multiplied by $32.0 million ($35.0 million cumulative realized capital gains less $3.0 million unrealized capital depreciation)) less $5.0 million Capital Gains Fee received in Year 2

Year 4: $0.6 million Capital Gains Fee — $7.0 million (20.0% multiplied by $35.0 million cumulative realized capital gains) less cumulative $6.4 million Capital Gains Fee received in Year 2 and Year 3

Year 5: None — $5.0 million (20.0% multiplied by $25.0 million (cumulative realized capital gains of $35.0 million less realized capital losses of $10.0 million)) less $7.0 million cumulative Capital Gains Fee paid in Year 2, Year 3 and Year 4

Payment of Expenses

Just as with the Existing Advisory Agreement, under the terms of New Advisory Agreement, all investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory services for the Company, and the compensation of such personnel and the general office and facilities and overhead expenses incurred by the Adviser in maintaining its place of business allocable to these services, will be provided and paid for by the Adviser and not by the Company. The Company will bear all other costs and expenses of its operations and transactions, including those relating to:

(i)	organization;

(ii)	calculating the Company’s NAV (including the cost and expenses of any independent valuation firm);

(iii)	expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company’s investments and performing due diligence on its prospective portfolio companies;

(iv)	interest payable on debt, if any, incurred to finance the Company’s investments;

(v)	offerings of the Company’s Common Stock and other securities;

(vi)	investment advisory and management fees payable under the New Advisory Agreement, but excluding any fees payable to any Sub-Adviser;

(vii)	administration fees payable under the Administration Agreement;

(viii)	transfer agent and custodial fees;

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(ix)	federal and state registration fees;

(x)	all costs of registration and listing the Company’s shares on any securities exchange;

(xi)	federal, state and local taxes;

(xii)	independent directors’ fees and expenses;

(xiii)	costs of preparing and filing reports or other documents required by governmental bodies (including the SEC);

(xiv)	costs of any reports, proxy statements or other notices to shareholders, including printing costs;

(xv)	the Company’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

(xvi)	direct costs and expenses of administration, including independent auditors and outside legal costs; and

(xvii)	all other expenses incurred by the Company or the Adviser in connection with administering the Company’s business (including payments under the Administration Agreement based upon the Company’s allocable portion of the Advisor’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer and their respective staffs (including travel expenses))

Indemnification

Just as with the Existing Advisory Agreement, the New Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with any of them (collectively, the “Indemnified Parties”), are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the New Advisory Agreement or otherwise as an investment adviser of the Company.

Duration and Termination of New Advisory Agreement

The New Advisory Agreement will remain in effect for two years after the date it is signed. Thereafter, it will continue to renew automatically for successive annual periods so long as such continuance is specifically approved at least annually by: (i) the vote of the Board, or by the vote of Shareholders holding a majority of the outstanding voting securities of the Company; and (ii) the vote of a majority of the Company’s independent directors, in either case, in accordance with the requirements of the 1940 Act. The New Advisory Agreement may be terminated at any time, without the payment of any penalty, upon sixty (60) days’ written notice, by: (a) by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Company (as defined in the 1940 Act); or (b) the Adviser. Furthermore, the New Advisory Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act).

Notwithstanding the termination or expiration of the New Advisory Agreement, the Adviser will be entitled to any amounts owed as payment of the Base Management Fees and the Incentive Fees through the date of termination or expiration.

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Board Approval of the New Advisory Agreement

At the meeting of the Board held on October 29, 2020, the Board, including all of the independent directors, unanimously approved the New Advisory Agreement. The Board, including the independent directors, met with the Company’s officers and representatives of Callodine several times in connection with their review of the New Advisory Agreement and the Adviser Change in Control. In reaching its decision to approve the New Advisory Agreement, the Board, including all of the independent directors, reviewed a significant amount of information, which had been furnished by the Adviser at the request of the Board. In reaching a decision to approve the New Advisory Agreement, the Board considered, among other things:

●	the nature, quality and extent of the advisory and other services to be provided to the Company by the Adviser;

●	comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives;

●	the Company’s operating expenses and expense ratio compared to BDCs with similar investment objectives;

●	the absence of any known potential future sources of indirect income to the Adviser from its relationships with the Company;

●	information about the services to be performed and the personnel performing such services under the New Advisory Agreement;

●	the organizational capability and financial condition of the Adviser and its affiliates; and

●	the possibility of obtaining similar services from other third-party service providers or obtaining such services through an internally managed structure.

In particular, in connection with the Adviser Change in Control, the Board believes that the Company and the Shareholders will benefit from access to Callodine’s greater scale and resources, while maintaining continuity in the Adviser’s investment advisory personnel.

Nature, Extent and Quality of Services to be Provided

The Board considered the Adviser’s expected responsibilities under the New Advisory Agreement, which are not expected to change as compared to its current involvement in all aspects of the day-to-day investment management of the Company. In considering the nature, extent and quality of the investment management services provided by the Adviser, the Board noted that it had previously reviewed the written responses of the Adviser to inquiries from counsel on behalf of the Board, which included, among other things, information about the background and experience of its management, investment professionals and members of the Investment Committee. The Board also considered information regarding the past year’s performance of the Adviser as indicative of the quality of investment management services expected to be provided in the future to the Company.

The Board discussed the Adviser’s approach to the investment process, including its focus on investment in debt securities, consisting primarily of debt securities of privately-held lower middle-market companies, in the form of senior secured, second lien secured, subordinated and mezzanine loans as well as unitranche facilities and in preferred equity securities. In connection with the investment advisory services provided, the Board considered the additional transaction sourcing opportunities that the Adviser and the Investment Committee are expected to have available through Callodine, including an increased deal pipeline by geography, size and investment type, the enhanced analytical and research resources available for the Company’s investment activity through Callodine and the streamlining of the Company’s administrative processes under the Adviser, and the significantly increased opportunities for the Adviser to utilize the resources and relationships of and with Callodine and its affiliates. The Board also considered other investment management services to be provided to the Company, such as the provision of managerial assistance to portfolio companies and monitoring adherence to the Company’s restrictions under the 1940 Act. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Company by the Adviser.

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Expected Costs of Services Provided and Economies of Scale; Anticipated Profitability

The Board considered the costs the Company is expected to incur after entry into the New Advisory Agreement based on information provided by the Adviser. The Board focused on the various asset-to-expense ratios of the Company under the Existing Advisory Agreement and the benchmark thereof against a peer group of BDCs. The Board noted that the Company’s asset-to-expense ratios under its Existing Advisory Agreement were below the average of the peer group.

The Board considered the extent to which economies of scale may be realized if the Company grows. The Board noted that economies of scale are difficult to generate now or in the near future given the Company’s current small size.

The Board also reviewed information from the Adviser regarding the anticipated profitability to the Adviser from its relationship with the Company, noting that the Adviser does not expect to earn any material level of profit from its relationship with the Company or to derive any material indirect benefits from its relationship with the Company. The Board also took into account the fact that the Adviser will provide certain administrative services to the Company, pursuant to the Administration Agreement, and that the Company would reimburse the Adviser at cost for the allocable portion of overhead and other expenses incurred by the Adviser in performing its obligations under the Administration Agreement. Based on its review and evaluation of the information provided, the Board concluded, within the context of its overall determinations regarding the New Advisory Agreement, that the Adviser’s expected profitability supported the Board’s decision to approve the New Advisory Agreement.

Investment Performance

The Board reviewed the Adviser’s investment performance information for the past year. Additionally, even though only limited investment performance information was available, the Board gained comfort on past performance based on the significant investment experience held by each of the members of the Investment Committee.

Comparison of Management Fee and Expense Ratio to Other Business Development Companies

The Board reviewed and considered comparative data with respect to the expense ratios and the amount and structure of the expenses paid by the Company’s peer group. As a general matter, the Board noted that the proposed fee structure under the New Advisory Agreement was generally consistent with the fee structure used by peer BDC firms under their respective investment management agreements. Specifically, the Board noted that the Base Management Fee of 1.50% per annum would be below the median of base management fees charged in the peer group. They also noted that the exclusion of cash and cash equivalents from the calculation of the Base Management Fee is more beneficial to Shareholders than certain other management fee structures in the peer group. The Board then noted that the 7.00% hurdle rate relating to the Income Based Fee and the other thresholds used in the Income Based Fee were generally consistent with the income based fee structure used by the peer group. The Board also discussed the fact that the Income Based Fee included certain other features that were favorable for Shareholders, such as the three-year look-back feature relating to the Income Based Fee, which would be used for the quarter that begins after February 8, 2022, the Incentive Fee Cap feature, and the Accrued Unpaid Income Based Fee feature whereby the Company will only be required to make cash payments to the Adviser with respect to Accrued Unpaid Income to the extent cash is received by the Company. With respect to the Capital Gains Fee, the Board noted that a rate of 20.0% was generally consistent with the rate used by the peer group. See “Proposal 1 – Approval of the New Advisory Agreement – Incentive Fee” for more information.

As the Adviser has no other current clients, the Board was unable to compare the services to be rendered and fees to be charged under the New Advisory Agreement with those services rendered and fees charged to other clients.

Based on the information reviewed and the considerations detailed above, the Board, including the independent directors, concluded that the fee and expense structure is fair and reasonable in relation to the services to be provided under the New Advisory Agreement.

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Experience of Management Team and Personnel

The Board discussed the experience of the members of the Investment Committee and the new proposed member of the Investment Committee, James Morrow. The Board observed that each such member of the Investment Committee had substantial significant investment experience and each had a skill set that enhanced the investment decision making process for the Adviser. With respect to the existing Investment Committee members, the Board noted that they were already well aware of their substantial capabilities and felt that the continued membership of the Investment Committee will provide support and stability to the investment making process, which they expected to be beneficial for Shareholders.

Conclusion

No single factor was determinative of the decision of the Board, including all of the independent directors, to approve the New Advisory Agreement and individual directors may have weighed certain factors differently. Following this process, the Board, including all of the independent directors, unanimously voted to approve the New Advisory Agreement subject to Shareholder approval.

Required Vote

Approval of the New Advisory Agreement Proposal requires the affirmative vote of holders of a “majority of the outstanding voting securities” as defined in the 1940 Act, of the outstanding shares of Common Stock of the Company. Under the 1940 Act, the vote of holders of a “majority of the outstanding voting securities” means the vote of the holders of the lesser of (a) 67% or more of the voting securities present or represented by proxy at the special meeting if the holders of more than 50% of the voting securities are present or represented by proxy or (b) more than 50% of the outstanding voting securities. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” Proposal 1.

The Board unanimously recommends that you vote “FOR” the New Advisory Agreement Proposal.

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PROPOSAL 2 – ADJOURNMENT OF THE SPECIAL MEETING

We are asking you to approve a proposal to adjourn the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the New Advisory Agreement Proposal. If our Shareholders approve the Adjournment Proposal, we could adjourn the special meeting and any subsequent, adjourned meeting of Shareholders and use the additional time to solicit required proxies, including proxies from Shareholders who previously may have returned properly executed proxies voting against the New Advisory Agreement Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we receive proxies, in connection with the special meeting, that represent a sufficient number of votes against the New Advisory Agreement Proposal that it would be rejected, we could adjourn the special meeting without a vote on the New Advisory Agreement Proposal and seek to convince the holders of Common Stock who provided such proxies to change their votes to votes in favor of the New Advisory Agreement Proposal. Additionally, the presiding officer of the special meeting may adjourn the special meeting in his or her discretion under the terms of our by-laws.

Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of shares of Common Stock present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal and broker non-votes, if any, will have no effect on the vote for the Adjournment Proposal.

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

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HOUSEHOLDING OF SPECIAL MEETING MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more Shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those Shareholders. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple Shareholders sharing an address unless contrary instructions have been received from the affected Shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this proxy statement by contacting Rand Capital Corporation, 2200 Rand Building, Buffalo, New York 14203.

OTHER MATTERS

Shareholder Proposals

Shareholder proposals intended to be presented at the 2021 Annual Meeting of Shareholders and to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting must be received at the Company’s offices not later than November 17, 2020.

The Company’s by-laws provide that no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to the Company (containing the information specified in the Company’s by-laws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of shareholders. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement. A shareholder wishing to submit a proposal for consideration at the 2021 Annual Meeting of Shareholders, which is not submitted for inclusion in the proxy statement, should do so between December 23, 2020 and January 22, 2021.

In addition, under the Company’s by-laws, nominations for director may be made only by the Board of Directors, by the Governance and Nominating Committee, or by a shareholder entitled to vote who has delivered written notice to the Company (containing the information specified in the Company’s by-laws) not later than 90 days nor more than 120 days in advance of the anniversary date of the prior year’s annual meeting of shareholders (i.e. between December 23, 2020 and January 22, 2021), except, in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date of the prior year’s annual meeting of shareholders, notice by the shareholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

Other Business

According to our by-laws, no matters may properly be brought before the special meeting, except as specified in the Notice of the Special Meeting of Shareholders.

Whether or not you expect to attend the special meeting, please complete, date, sign and promptly return the accompanying proxy card so that you may be represented at the special meeting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy statements and other information filed with the SEC. Such filings are available at www.sec.gov.

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You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing from us at the following address:

Rand Capital Corporation

2200 Rand Building

Buffalo, New York 14203

If you would like to request documents from us, please do so as soon as possible, to receive them before the special meeting. Please note that the documents that we file with the SEC are also available through the Investor section of our website, www.randcapital.com. The information included on our website is not incorporated by reference into this proxy statement.

MISCELLANEOUS

We have supplied all information relating to the Company, and Callodine, East and the Adviser, as the case may be, have supplied, and we have not independently verified, all of the information relating to Callodine, East or the Adviser, contained in this proxy statement.

You should rely only on the information contained in this proxy statement and the appendix to this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as of any date other than the date of this proxy statement (or as of an earlier date if so indicated in this proxy statement), and the mailing of this proxy statement to our Shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

ANNUAL REPORT

The Company will provide without charge to each Shareholder upon written request a copy of Company’s Annual Report on Form 10-K (without exhibits, unless otherwise requested) required to be filed with the SEC for the year ended December 31, 2019. Requests for copies should be addressed to Investor Relations, Rand Capital Corporation, 2200 Rand Building, Buffalo, New York, 14203. Requests may also be directed to (716) 853-0802 or to eadonaldson@randcapital.com via email. Copies may also be accessed electronically by means of the SEC’s EDGAR home page on the internet at http://www.sec.gov/edgar.

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APPENDIX A

The New Advisory Agreement

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT
BETWEEN
RAND CAPITAL CORPORATION
AND
RAND CAPITAL MANAGEMENT LLC

Agreement made this ~~8th~~[ ] day of ~~November, 2019 (the “Effective Date”),~~[ ], 2020, by and between RAND CAPITAL CORPORATION, a New York corporation (the “Corporation”), and RAND CAPITAL MANAGEMENT LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Adviser is an investment adviser that has registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”); and

WHEREAS, the Adviser will provide investment advisory services to the Corporation.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Duties of the Adviser.

(a) The Corporation hereby employs the Adviser to act as the investment adviser to the Corporation and to manage the investment and reinvestment of the assets of the Corporation during the term of this Agreement, subject to the supervision of the Board of Directors of the Corporation (the “Board”), for the period and upon the terms herein set forth,

(i) in accordance with the investment objectives, policies and restrictions that are determined by the Corporation’s Board of Directors from time to time and disclosed to the Adviser, including those as set forth in the reports and registration statements that the Corporation files with the Securities and Exchange Commission (the “SEC”),

(ii) in accordance with any requirements imposed by the provisions of the Investment Company Act and of any rules or regulations in force thereunder, subject to the terms of any exemptive order applicable to the Corporation, and

(iii) in accordance with all other applicable federal and state laws, rules and regulations, and the Corporation’s certificate of incorporation and by-laws.

(b) Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement,

(i) determine the composition of the portfolio of the Corporation, the nature and timing of the changes therein and the manner of implementing such changes,

(ii) identify, evaluate and negotiate the structure of the investments made by the Corporation,

(iii) execute, close, service and monitor the Corporation’s investments,

(iv) determine the securities and other assets that the Corporation will purchase, retain, or sell,

(v) perform due diligence on prospective portfolio companies or investments, and

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(vi) provide the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds.

The Adviser shall have the power and authority on behalf of the Corporation to effectuate its investment decisions for the Corporation, including the execution and delivery of all documents relating to the Corporation’s investments and the placing of orders for other purchase or sale transactions on behalf of the Corporation. In the event that the Corporation determines to incur debt financing, the Adviser will arrange for such financing on the Corporation’s behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Corporation through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle in accordance with the Investment Company Act.

(c) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(d) Subject to the requirements of the Investment Company Act, the Adviser is hereby authorized to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Adviser”) pursuant to which the Adviser may obtain the services of the Sub-Adviser(s) to assist the Adviser in providing the investment advisory services required to be provided by the Adviser under Sections 1(a) and 1(b) of this Agreement. Specifically, the Adviser may retain a Sub-Adviser to recommend specific securities or other investments based upon the Corporation’s investment objectives and policies, and work, along with the Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject to the oversight of the Adviser and the Corporation. The Adviser, and not the Corporation, shall be responsible for any compensation payable to any Sub-Adviser. Any sub-advisory agreement entered into by the Adviser shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law. Nothing in this subsection (d) will obligate the Adviser to pay any expenses that are the expenses of the Corporation under Section 2.

(e) The Adviser, and any Sub-Adviser, shall for all purposes herein provided each be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed an agent of the Corporation.

(f) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Corporation and shall specifically maintain all books and records with respect to the Corporation’s portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Corporation are the property of the Corporation and will surrender promptly to the Corporation any such records upon the Corporation’s request, provided that the Adviser may retain a copy of such records.

(g) The Adviser shall provide to the Board such periodic and special reports as it may request.

2. Corporation’s Responsibilities and Expenses Payable by the Corporation. All investment professionals of the Adviser and its staff, when and to the extent engaged in providing investment advisory services required to be provided by the Adviser under Sections 1(a) and 1(b), and the compensation of such personnel and the general office and facilities and overhead expenses incurred by the Adviser in maintaining its place of business allocable to such services, will be provided and paid for by the Adviser and not by the Corporation. The Corporation will bear all other costs and expenses of its operations and transactions, including those relating to:

(a) organization;

(b) calculating the Corporation’s net asset value (including the cost and expenses of any independent valuation firm);

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(c) expenses incurred by the Adviser payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Corporation and in monitoring the Corporation’s investments and performing due diligence on its prospective portfolio companies;

(d) interest payable on debt, if any, incurred to finance the Corporation’s investments;

(e) offerings of the Corporation’s common stock and other securities;

(f) investment advisory and management fees payable under this Agreement, which fees shall not include fees (if any) payable to a Sub-Adviser retained by the Adviser pursuant to Section 1(d);

(g) administration fees, if any, payable under the Administration Agreement (the “Administration Agreement”) between the Corporation and the Adviser or any successor thereto as the Corporation’s administrator;

(h) transfer agent and custodial fees;

(i) federal and state registration fees;

(j) all costs of registration and listing the Corporation’s shares on any securities exchange;

(k) federal, state and local taxes;

(l) independent directors’ fees and expenses;

(m) costs of preparing and filing reports or other documents required by governmental bodies (including the SEC);

(n) costs of any reports, proxy statements or other notices to stockholders, including printing costs;

(o) the Corporation’s allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

(p) direct costs and expenses of administration, including independent auditors and outside legal costs; and

(q) all other expenses incurred by the Corporation or the Advisor in connection with administering the Corporation’s business (including payments under the Administration Agreement based upon the Corporation’s allocable portion of the Advisor’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Corporation’s chief financial officer and chief compliance officer and their respective staffs (including travel expenses)).

3. Compensation of the Adviser. The Corporation agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereinafter set forth. The Corporation shall make any payments due hereunder to the Adviser or to the Adviser’s designee as the Adviser may otherwise direct. To the extent permitted by applicable law, the Adviser may elect, or the Corporation may adopt a deferred compensation plan pursuant to which the Adviser may elect, to defer all or a portion of its fees hereunder for a specified period of time.

(a) The Base Management Fee shall be 1.50% per annum of the Corporation’s total assets (other than cash or cash equivalents but including assets purchased with borrowed funds), determined according to procedures duly adopted by the Board. For services rendered during the period commencing from November 8, 2019 (the “Effective Date”), through and including the end of the first calendar quarter of the Corporation’s operations after the Effective Date, the Base Management Fee will be payable monthly in arrears. Until the first calendar quarter of the Corporation’s operations after the Effective Date, the Base Management Fee will be calculated based on the initial value of the Corporation’s total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) after giving effect to the contribution of the loan portfolio as contemplated by the Stock Purchase Agreement, dated as of January 24, 2019 by and among the Corporation, East Asset Management, LLC and, solely for purposes of being bound by Sections 7.10 and 10.9(a) and (b) thereof, the Adviser. Subsequently, the Base Management Fee will be calculated based on the average value of the Corporation’s total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters. Base Management Fees for any partial month or quarter will be appropriately pro-rated.

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(b) The Incentive Fee shall consist of two parts, as follows:

(i) One part (the “Income Based Fee”) will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee net investment income for the immediately preceding calendar quarter and shall be payable promptly following the filing of the Corporation’s financial statements for such quarter. “Pre-Incentive Fee net investment income” means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Corporation receives from portfolio companies) accrued by the Corporation during the relevant calendar quarter, minus the Corporation’s operating expenses for such calendar quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding any portion of Incentive Fee).

Pre-Incentive Fee net investment income includes any accretion of original issue discount, market discount, payment-in-kind interest, payment-in-kind dividends or other types of deferred or accrued income, including in connection with zero coupon securities, that the Corporation and its consolidated subsidiaries have recognized in accordance with U.S. Generally Accepted Accounting Principles, but have not yet received in cash (collectively, “Accrued Unpaid Income”). Pre-Incentive Fee net investment income does not include any realized capital gains, realized and unrealized capital losses or unrealized capital appreciation or depreciation.

Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Corporation’s net assets (defined as total assets less indebtedness) at the end of the immediately preceding calendar quarter, will be compared to a “hurdle rate”, expressed as a rate of return on the value of the Corporation’s net assets at the end of the most recently completed calendar quarter, of 1.75% per quarter (7% annualized). The Corporation will pay the Adviser an Incentive Fee with respect to the Corporation’s Pre-Incentive Fee net investment income in each calendar quarter as follows:

(A) no Income Based Fee in any calendar quarter in which the Corporation’s Pre-Incentive Fee net investment income does not exceed the hurdle rate;

(B) 100.0% of the Corporation’s Pre-Incentive Fee net investment income for any calendar quarter with respect to that portion of such Pre-Incentive Fee net investment income for such calendar quarter, if any, that exceeds the hurdle rate but is less than 2.1875% (8.75% annualized); and

(C) 20.0% of the amount of the Corporation’s Pre-Incentive Fee net investment income for any calendar quarter with respect to that portion of such Pre-Incentive Fee Net Investment Income for such calendar quarter, if any, that exceeds 2.1875% (8.75% annualized).

These calculations will be appropriately pro-rated for any period of less than three months.

Notwithstanding the foregoing, the Income Based Fee paid to the Adviser for any calendar quarter that begins more than two years and three months after the Effective Date shall not be in excess of the Incentive Fee Cap. The Incentive Fee Cap for any calendar quarter is an amount equal to (1) 20.0% of the Cumulative Net Return (as defined below) during the Income Based Fee Calculation Period (as defined below) minus (2) if applicable, the aggregate Income Based Fee that was paid in respect of the calendar quarters prior to such quarter included in the relevant Income Based Fee Calculation Period.

“Income Based Fee Calculation Period” means, with reference to a calendar quarter, the period of time consisting of such calendar quarter and the additional quarters that comprise the lesser of (1) the number of quarters immediately preceding such calendar quarter that began more than two years after the Effective Date or (2) the eleven calendar quarters immediately preceding such calendar quarter.

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“Cumulative Net Return” means (1) the aggregate net investment income in respect of the relevant Income Based Fee Calculation Period minus (2) any Net Capital Loss, if any, in respect of the relevant Income Based Fee Calculation Period. If, in any quarter, the Incentive Fee Cap is zero or a negative value, the Corporation pays no Income Based Fee to the Adviser for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is a positive value but is less than the Income Based Fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Corporation pays an Income Based Fee to the Adviser equal to the Incentive Fee Cap for such quarter. If, in any quarter, the Incentive Fee Cap for such quarter is equal to or greater than the Income Based Fee that is payable to the Adviser for such quarter (before giving effect to the Incentive Fee Cap) calculated as described above, the Corporation pays an Income Based Fee to the Adviser equal to the Income Based Fee calculated as described above for such quarter without regard to the Incentive Fee Cap.

“Net Capital Loss” in respect of a particular period means the difference, if positive, between (1) aggregate capital losses, whether realized or unrealized, in such period and (2) aggregate capital gains, whether realized or unrealized, in such period.

Any Income Based Fee otherwise payable under this Section 3(b)(i) with respect to Accrued Unpaid Income (collectively, the “Accrued Unpaid Income Based Fees”) shall be deferred, on a security by security basis, and shall become payable only if, as, when and to the extent cash is received by the Corporation or its consolidated subsidiaries in respect thereof. Any Accrued Unpaid Income that is subsequently reversed in connection with a write-down, write-off, impairment or similar treatment of the investment giving rise to such Accrued Unpaid Income will, in the applicable period of reversal, (1) reduce Pre-Incentive Fee net investment income and (2) reduce the amount of Accrued Unpaid Income Incentive Fees deferred under this paragraph. Subsequent payments of Accrued Unpaid Income Incentive Fees deferred pursuant to this paragraph shall not reduce the amounts otherwise payable for any quarter pursuant to this Section 3(b)(i).

(ii) The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing with the calendar year ending on December 31, 2019, and is calculated at the end of each applicable year by subtracting (1) the sum of the Corporation’s cumulative aggregate realized capital losses and aggregate unrealized capital depreciation from (2) the Corporation’s cumulative aggregate realized capital gains, in each case calculated from the Effective Date. If such amount is positive at the end of such year, then the Capital Gains Fee for such year is equal to 20.0% of such amount, less the cumulative aggregate amount of Capital Gains Fees paid in all prior years. If such amount is negative, then there is no Capital Gains Fee payable for such year. If this Agreement is terminated as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

For purposes of this Section 3(b)(ii):

The cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Corporation’s portfolio when sold and (b) the accreted or amortized cost basis of such investment.

The cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Corporation’s portfolio when sold is less than (b) the accreted or amortized cost basis of such investment.

The aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Corporation’s portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.

The accreted or amortized cost basis of an investment shall mean, with respect to an investment owned by the Corporation as of the Effective Date, the fair value of such investment as set forth in the Corporation’s most recently filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as applicable, as filed with the SEC and, with respect to an investment acquired by the Corporation subsequent to the Effective Date, the accreted or amortized cost basis of such investment as reflected in the Corporation’s financial statements.

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4. Covenants of the Adviser. The Adviser covenants that it will remain registered as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5. Excess Brokerage Commissions. The Adviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Corporation to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Adviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Corporation’s portfolio, and constitutes the best net results for the Corporation.

6. Limitations on the Employment of the Adviser. The services of the Adviser to the Corporation are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Corporation, so long as its services to the Corporation hereunder are not materially impaired thereby, and nothing in this Agreement shall limit or restrict the right of any member, manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Corporation’s portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Corporation, subject to the Adviser’s right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Corporation are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Corporation as stockholders or otherwise.

7. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a member, manager, partner, officer or employee of the Adviser is or becomes a director, officer and/or employee of the Corporation and acts as such in any business of the Corporation, then such member, manager, partner, officer and/or employee of the Adviser shall be deemed to be acting in such capacity solely for the Corporation, and not as a member, manager, partner, officer or employee of the Adviser under the control or direction of the Adviser, even if paid by the Adviser.

8. Limitation of Liability of the Adviser; Indemnification. The Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person affiliated with any of them (collectively, the “Indemnified Parties”), shall not be liable to the Corporation for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Corporation, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services. The Corporation shall indemnify, defend and protect the Indemnified Parties (each of whom shall be deemed a third party beneficiary hereof) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Corporation or its security holders) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under this Agreement or as an investment adviser of the Corporation. Notwithstanding the foregoing provisions of this Section 8 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Corporation or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any Indemnified Party’s duties or by reason of the reckless disregard of the Adviser’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

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9. Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including all “nonpublic personal information,” as defined under the Gramm-Leach-Bliley Act of 1999 (Public law 106-102, 113 Stat. 1138), shall be used by the other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party, except that such confidential information may be disclosed to an affiliate or agent of the disclosing party to be used for the sole purpose of providing the services set forth herein. The foregoing shall not be applicable to any information that is publicly available or available to the recipient when provided or thereafter becomes publicly available or available to the recipient other than through a breach of this Agreement, or that is requested by or required to be disclosed to any governmental or regulatory authority, including in connection with any required regulatory filings or examinations, by judicial or administrative process or otherwise by applicable law or regulation. Notwithstanding the foregoing, the Corporation hereby consents and authorizes the Adviser and its affiliates to use and disclose confidential information relating to the Corporation in connection with the preparation of performance information relating to the Corporation.

10. Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the first date above written. This Agreement shall remain in effect for two years after such date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by

(a) the vote of the Board, or by the vote of stockholders holding a majority of the outstanding voting securities of the Corporation, and

(b) the vote of a majority of the Corporation’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any party to this Agreement, in accordance with the requirements of the Investment Company Act.

This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of stockholders holding a majority of the outstanding voting securities of the Corporation, or by the vote of the Corporation’s Directors or by the Adviser.

This Agreement will automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). The provisions of Section 8 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, (i) the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration, and (ii) the obligations set forth in Sections 8 and 9 shall survive the termination of this Agreement.

11. Amendments of this Agreement. This Agreement may not be amended or modified except by an instrument in writing signed by all parties hereto, but the consent of the Corporation must be obtained in conformity with the requirements of the Investment Company Act.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including without limitation Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Law and Rules, Rule 327(b), and the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, if any, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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13. No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

14. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

15. Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement.

17. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service (with signature required), by facsimile, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at their respective principal executive office addresses.

18. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties with respect to such subject matter.

19. Certain Matters of Construction.

(a) The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section of this Agreement shall include all subsections thereof.

(b) Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c) The word “including” shall mean including without limitation.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

RAND CAPITAL CORPORATION

By:
Name:	Allen F. Grum
Title:	President and Chief Executive Officer

RAND CAPITAL MANAGEMENT LLC

By:	CB Advisor LLC, its Managing Member

By:
Name:	Brian Collins
Title:	Sole Member

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RAND CAPITAL CORPORATION
ATTN: ELSPETH DONALDSON
2200 RAND BUILDING
BUFFALO, NY 14203

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. If you hold your shares directly and wish to vote over the internet, your vote must be received by 11:59 P.M. ET on 12/15/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ RAND2020SM

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 12/15/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME

THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

	For	Against	Abstain
1. To approve the Company's entry into the new investment advisory and management agreement between the Company and Rand Capital Management LLC (the "Adviser"), pursuant to which the Adviser will continue to serve as investment adviser to the Company following the change in control of the Adviser.	☐	☐	☐
2. To approve the adjournment of the special meeting, if needed, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve proposal 1.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000475736_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com

---

RAND CAPITAL CORPORATION
Special Meeting of Shareholders
December 16, 2020 at 10:00 AM Local Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert M. Zak and Allen F. Grum, or either one of them, as proxies, each with the power to appoint a substitute and hereby authorizes them to represent and to vote as designated below all the shares of common stock, par value $0.10 per share, of Rand Capital Corporation (the "Company") held of record by the undersigned at the Special Meeting of Shareholders of the Company to be held on December 16, 2020 or any adjournment hereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000475736_2 R1.0.1.18